Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173025, 333-162884, 333-139562 and 333-109296) of Merck & Co., Inc. of our report dated June 14, 2013, relating to the financial statements of MSD Puerto Rico Employee Savings and Security Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 14, 2013

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